United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2009

City National Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10521	95-2568550

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

City National Center, 400 North Roxbury Drive, Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 888-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              [ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

              [ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              [ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              [ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     OTHER EVENTS.

         On May 5, 2009, City National Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters specified therein (the “Underwriters”), with respect to the sale of 2,800,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) to the Underwriters in connection with a public underwritten offering (the “Offering”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 420,000 shares of Common Stock. On May 8, 2009 the sale of the 2,800,000 shares of Common Stock to the Underwriters was completed.

         The Offering is more fully described in a prospectus supplement, filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2009, to the accompanying prospectus filed with the Commission on December 18, 2008, as part of the Company’s Registration Statement on Form S-3ASR (File No. 333-156275). A copy of the Underwriting Agreement is included as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Underwriting Agreement, between the Company, Credit
Suisse Securities (USA) LLC and Merrill Lynch, Pierce,
Fenner & Smith Incorporated, as representatives of the
Underwriters, dated May 5, 2009

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2009
CITY NATIONAL CORPORATION

	By:	/s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President,
Corporate Secretary and General Counsel
(Authorized Officer)

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Underwriting Agreement, between the Company, Credit
Suisse Securities (USA) LLC and Merrill Lynch, Pierce,
Fenner & Smith Incorporated, as representatives of the
Underwriters, dated May 5, 2009